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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 33-60502 and 333-01360.
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                               ARTHUR ANDERSEN LLP




Los Angeles, California
March 20, 1997